Exhibit 99.1

           WALTER INDUSTRIES ANNOUNCES COMPLETION OF MID-STATE CAPITAL CORPORATION'S $267.5 MILLION OFFERING OF ASSET-BACKED BONDS

TAMPA, Fla., Dec. 5 /PRNewswire-FirstCall/ -- Mid-State Capital Corporation, a wholly owned subsidiary of Walter Industries, Inc. (NYSE: WLT), announced today that it has completed its 2005-1 Trust offering of $267.5 million in asset-backed bonds.

The 2005-1 Trust notes are secured by sales contracts, promissory notes and mortgages originated by Jim Walter Homes, Inc., and its affiliated homebuilding companies and originated or acquired by Walter Mortgage Company. Jim Walter Homes sells single-family homes that are conventionally constructed. Walter Mortgage Company originates mortgage loans for Jim Walter Homes and also purchases seasoned mortgage loans. Mid-State Homes, Inc., an affiliate of Mid-State Capital Corporation, will service the 2005-1 mortgage accounts.

The notes were issued in four separate classes with a single maturity date of January 2040 and with a weighted-average, fixed-interest coupon of 6.15%. The 2005-1 Trust represents the tenth of Mid-State Homes' public home-equity securitizations totaling over $5.0 billion since 1988.

The net proceeds from the transaction will be used to repay borrowings under the Mid-State Trust IX and Mid-State Trust XIV mortgage warehouse facilities, and will provide approximately $43.4 million of liquidity for Walter Industries' general corporate purposes.

"The 2005-1 Trust offering reflects asset-backed investors' confidence in our excellent servicing platform, which continues to drive strong and stable home equity portfolio performance. The transaction also helps reduce the Company's senior bank debt, which provides more flexibility to pursue future growth initiatives," said Joe Troy, President of Mid-State Homes.

SunTrust Capital Markets, Inc. was the sole book running manager. Calyon Securities (USA), Inc. was the co-manager.

Walter Industries, Inc. is a diversified company with annual revenues of $2.7 billion. The Company is a leader in water infrastructure, flow control and water transmission products, with respected brand names such as Mueller, U.S. Pipe, James Jones, Hersey Meters, Henry Pratt and Anvil. The Company is also a significant producer of high-quality metallurgical coal and natural gas for worldwide markets and is a leader in affordable homebuilding and financing. Based in Tampa, Fla., the Company employs approximately 10,600 people. For more information about Walter Industries, please visit the Company Web site at http://www.walterind.com .

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, changes in law, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital market, and general changes in economic conditions. Those risks also include the timing of and ability to execute on the initial public offering and spin-off of the Company's Water Products business and any other strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's and Mueller's filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

SOURCE  Walter Industries, Inc.
    -0-                             12/05/2005
    /CONTACT: Investors, Joseph J. Troy, Sr. Vice President - Financial Services, +1-813-871-4404, or jtroy@walterind.com, or Media, Michael A. Monahan, Director - Corporate Communications, +1-813-871-4132, or mmonahan@walterind.com, both of Walter Industries, Inc./
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20020429/FLM010LOGO-c
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.walterind.com /
    (WLT)